UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

Prudential Annuities Life Assurance Corporation

(Exact name of registrant as specified in its charter)

Connecticut	033-44202	06-1241288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Drive

Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

(203) 926-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2013, Prudential Annuities Life Assurance Corporation (the “Company”) received approval from the Arizona and Connecticut Departments of Insurance to redomesticate the Company from Connecticut to Arizona effective August 31, 2013. In connection with the redomestication, the Company’s Board of Directors and Prudential Annuities, Inc., the Company’s sole shareholder, approved the Company’s Articles of Domestication and amendments to the Company’s Amended and Restated By-Laws, which both become effective on August 31, 2013.

As a result of the redomestication, the Company is now an Arizona insurance company and its principal insurance regulatory authority is the Arizona Department of Insurance. Additionally, the Company is now domiciled in the same jurisdiction as the primary reinsurer of the Company’s living benefits, Pruco Reinsurance, Ltd. (“Pruco Re”), which is also regulated by the Arizona Department of Insurance. This change enables the Company to claim statutory reserve credit for business ceded to Pruco Re without the need for Pruco Re to collateralize its obligations under the reinsurance agreement.

Copies of the Articles of Domestication and the Amended and Restated By-Laws are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item	8.01 Other Events. The response to Item 5.03 above is hereby incorporated herein by reference.

9.01    Financial Statements and Exhibits

(d)      Exhibits

3.1    Articles of Domestication of Prudential Annuities Life Assurance Corporation, effective August 31, 2013.

3.2    Amended and Restated By-Laws of Prudential Annuities Life Assurance Corporation, effective August 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2013

Prudential Annuities Life Assurance Corporation

By:	/s/ Yanela C. Frias
Name: Yanela C. Frias Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Domestication of Prudential Annuities Life Assurance Corporation, effective August 31, 2013.

3.2	Amended and Restated By-Laws of Prudential Annuities Life Assurance Corporation, effective August 31, 2013.